UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2009

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On November 20, 2009, SEACOR Holdings Inc. (the “Company”) notified U.S. Bank, National Association (“U.S. Bank”), as trustee under the indenture, dated as of December 20, 2004, between the Company and U.S. Bank (the “Indenture”), of its election to redeem all of its outstanding 2.875% Convertible Senior Debentures due 2024 on December 20, 2009 (the “Redemption Date”) at a redemption price of 100.82% of the principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”). The Conversion Price, as defined in the Indenture, is $73.15. On November 20, 2009, $246,224,000 principal amount of the 2.875% Convertible Senior Debentures due 2024 were outstanding. The 2.875% Convertible Senior Debentures due 2024 remain convertible until the close of business on December 17, 2009. Following the payment of the Redemption Price on the Redemption Date, all 2.875% Convertible Senior Debentures due 2024 will be paid in full and no 2.875% Convertible Senior Debentures due 2024 will be outstanding. We expect to fund the Redemption Price from cash on hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: November 20, 2009	By:	/s/ Paul L. Robinson
Name:	Paul L. Robinson
Title:	Senior Vice President and
General Counsel

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